                                                                    EXHIBIT 99.7

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULES



To the Partners of
Sierra Pacific Development Fund


We have audited the consolidated financial statements of Sierra Pacific Development Fund, a California limited partnership, and subsidiary, (the "Partnership") as of and for the year ended December 31, 2000 and have issued our report thereon dated March 26, 2001 (except with respect to the matter discussed in Note 9, as to which the date is April 19, 2001.) Such consolidated financial statements and report are included in your 2000 Annual Report to the Limited Partners and are incorporated herein by reference. Our audit also included the financial statement schedules of Sierra Pacific Development Fund, listed in Item 14. These financial statement schedules are the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ ARTHUR ANDERSEN LLP


Houston, Texas

March 26, 2001 (except with respect to the matter discussed in Note 9, as to which the date is April 19, 2001.)

INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULES



To the Partners of
Sierra Pacific Development Fund


We have audited the consolidated financial statements of Sierra Pacific Development Fund, a California limited partnership, (the "Partnership") as of December 31, 1999 and 1998 and have issued our report thereon dated February 25, 2000. Such consolidated financial statements and report are included in your 1999 Annual Report to the Limited Partners and are incorporated herein by reference. Our audits also included the financial statement schedules of Sierra Pacific Development Fund, listed in Item 14. These financial statement schedules are the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ DELOITTE & TOUCHE LLP


Houston, Texas
February 25, 2000

                                   SCHEDULE II
                         SIERRA PACIFIC DEVELOPMENT FUND
                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
              For the Years Ended December 31, 2000, 1999 and 1998


                                                    Income -
                                                    Producing
                                                   Properties
                                                   ----------
Allowance for loss - January 1, 1998               $1,000,000

Provision charged to costs and expenses (1)                 0
                                                   ----------
Allowance for loss - December 31, 1998              1,000,000

Provision charged to costs and expenses (1)                 0
                                                   ----------
Allowance for Loss - December 31, 1999              1,000,000

Provision charged to costs and expenses (1)                 0
                                                   ----------
Allowance for loss - December 31, 2000             $1,000,000
                                                   ==========

      (1) See Note 1 to the consolidated financial statements incorporated by reference to the Annual Report to the Limited Partners attached as an Exhibit.

                                  SCHEDULE III
                         SIERRA PACIFIC DEVELOPMENT FUND
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2000

                                       Initial Cost                                        Gross Amount at
                                     to Partnership(1)        Improvements         Which carried at close of period
                                    ------------------        Capitalized      ---------------------------------------
                      Encumb-                 Improve-           After                       Improve-        Total
Description           Rances        Land         Ments       Acquisition(2)       Land          ments     (3)(4)(5)(6)
-----------           ------        ----         -----       --------------       ----          -----     ------------
OFFICE BUILDING-
INCOME-PRODUCING:

Sierra Creekside(4)
San Ramon,           $4,025,544   $1,555,033                 $6,098,224        $1,555,033   $4,121,155    $5,676,188
California

                         Accum.             Date         Date         Deprec.
Description             Deprec.(6)      Constructed     Acquired       Life
-----------             ----------      -----------     --------       ----
OFFICE BUILDING-
INCOME-PRODUCING:

Sierra Creekside(4)
San Ramon,             $2,321,820           10/84         03/83       1-30 yrs.
California


(1)   The initial cost represents the original purchase price of the property.

(2)   The Partnership has capitalized property development costs.

(3)   Also represents cost for Federal Income Tax purposes.

(4) On February 1, 1994, the property was transferred to a joint venture, Sierra Creekside Partners. The Partnership has an equity interest of 94.92% and Sierra Mira Mesa Partners, an affiliate, has a 5.08% equity interest at December 31, 2000.

(5) A valuation allowance of $1,000,000 was established in 1990 as the appraised value of the property declined below book value. See Notes 1 and 4 to the consolidated financial statements incorporated by reference to the Annual Report to the Limited Partners attached as an Exhibit.

(6) Reconciliation of total real estate carrying value and accumulated depreciation for the three years ended December 31, 2000 is as follows:

                                  SCHEDULE III
                         SIERRA PACIFIC DEVELOPMENT FUND
                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                                            Total Real Estate      Accumulated
                                              Carrying Value       Depreciation
Balance - January 1, 1998                      $ 5,937,010         $ 1,956,254
   Additions during the year                        78,467             286,511
   Deductions:
     Write off fully depreciated assets           (101,860)           (101,860)
                                               -----------         -----------

Balance - December 31, 1998                      5,913,617           2,140,905
   Additions during the year                        36,680             251,905
   Deductions:
     Write off fully depreciated assets           (103,329)           (103,329)
                                               -----------         -----------

Balance - December 31, 1999                      5,846,968           2,289,481
   Additions during the year                        18,685             221,804
   Deductions:
     Write off fully depreciated assets           (189,465)           (189,465)
                                               -----------         -----------

Balance - December 31, 2000                    $ 5,676,188         $ 2,321,820
                                               ===========         ===========